Exhibit 99.1

Georgia-Pacific Corporation

Building Products Plants and Mills

Capacities are stated as of January 3, 2004

Structural Panel Plants: 26

Softwood Plywood Plants: 20
6,556,000,000 sq. ft. annual capacity, 3/8” basis
capacity sq. ft
Alabama
Peterman	315,000,000
Talladega	322,000,000

Arkansas
Crossett (2 plants)	680,000,000
Fordyce	310,000,000

Florida
Hawthorne	370,000,000

Georgia
Madison	367,000,000
Monticello	347,000,000
Warm Springs	340,000,000

Louisiana
Logansport	250,000,000
Urania*	200,000,000

Mississippi
Gloster*	285,000,000
Louisville	290,000,000
Taylorsville	355,000,000

North Carolina
Dudley	366,000,000
Whiteville	328,000,000

South Carolina
Prosperity	250,000,000
Russellville*	260,000,000

Texas
Bon Wier*	260,000,000
Cleveland	325,000,000

Virginia
Emporia	336,000,000

*	Plant is indefinitely idled.

Oriented Strand Board Plants: 6
2,185,000,000 sq. ft. annual capacity, 3/8” basis
capacity sq. ft
Arkansas
Fordyce	500,000,000

Mississippi
Grenada	375,000,000

North Carolina
Dudley	170,000,000

Virginia
Brookneal	400,000,000
Skippers	365,000,000

West Virginia
Mount Hope	375,000,000

Industrial Panel Plants: 15

Particleboard Plants: 6
1,100,000,000 sq. ft. annual capacity, 3/4” basis
capacity sq. ft
Georgia
Vienna	150,000,000

Michigan
Gaylord	270,000,000

Mississippi
Louisville	160,000,000
Taylorsville	185,000,000

South Carolina
Russellville	185,000,000

Canada
Bancroft, Ontario	150,000,000

Georgia-Pacific Corporation

Building Products Plants and Mills

Capacities are stated as of January 3, 2004

Hardboard Plants: 3
660,000,000 sq. ft. annual capacity, 1/8” basis
capacity sq. ft
Minnesota
Duluth	280,000,000

South Carolina
Catawba	290,000,000

Wisconsin
Phillips	90,000,000

Hardwood Plywood Plants: 2
395,000,000 sq. ft. annual capacity, 1/4” basis
capacity sq ft.
Georgia
Savannah	155,000,000

Oregon
Eugene	240,000,000

Softboard Plant: 1
250,000,000 sq. ft. annual capacity, 1/2” basis
capacity sq. ft
Virginia
Jarratt	250,000,000

Medium-Density Fiberboard Plants: 3
296,000,000 sq. ft. annual capacity, 3/4” basis
capacity sq. ft
Georgia
Monticello (thin MDF)	36,000,000

South Carolina
Holly Hill	100,000,000

Canada
Sault Sainte Marie, Ontario	160,000,000

Other Wood Panel Plants: 2

Panel Processing Operations: 2
228,000,000 sq. ft. annual capacity
capacity sq. ft.
Mississippi
Eupora (cut-to-size)	28,000,000
Oxford (thermally fused melamine)	200,000,000

Georgia-Pacific Corporation

Building Products Plants and Mills

Capacities are stated as of January 3, 2004

Lumber Mills: 29

Southern Pine Sawmills: 17
1,566,500,000 bd. ft. annual capacity
capacity bd ft.
Alabama
Fayette	122,000,000

Arkansas
Eldorado	110,000,000

Florida
Cross City	100,000,000
Palatka	76,000,000

Georgia
Claxton	85,000,000
Sterling*	106,000,000
Warrenton	85,000,000

Mississippi
Bay Springs	123,500,000
Columbia	115,000,000
New Augusta	100,000,000
Roxie**	104,500,000

North Carolina
Ahoskie	78,000,000
Creedmoor	71,000,000
Dudley	83,500,000
Whiteville	72,000,000

South Carolina
McCormick	50,000,000
Prosperity	85,000,000

*	CNS indefinitely idled.
**	Plant has been indefinitely idled.

Southern Hardwood Sawmills: 1
20,000,000 bd. ft. annual capacity
capacity bd ft.
North Carolina
Enfield	20,000,000

Southern Pine Stud Mills: 5
348,000,000 bd. ft. annual capacity
capacity bd ft.
Arkansas
Crossett	70,000,000

Georgia
Monticello	74,000,000

Mississippi
Taylorsville	67,000,000

South Carolina
Russellville	72,000,000

Texas
Cleveland	65,000,000

Western Softwood Sawmills: 2
346,000,000 bd. ft. annual capacity
capacity bd ft.
Oregon
Coos Bay	200,000,000
Philomath	146,000,000

Appalachian Hardwood Sawmills: 4
78,400,000 bd. ft. annual capacity
capacity bd ft.
Pennsylvania
Marble	18,000,000

West Virginia
Green Valley	30,000,000
Rainelle	15,400,000
Richwood	15,000,000

Georgia-Pacific Corporation

Building Products Plants and Mills

Capacities are stated as of January 3, 2004

Other Lumber Facilities: 11

Laminated Veneer Lumber Mill: 1
5,200,000 cu. ft. annual capacity
capacity cu ft.
North Carolina
Roxboro	5,200,000

Lumber Planing Operations: 2
50,000,000 sq. ft. annual capacity
capacity sq. ft.
Mississippi
Tylertown	27,000,000

Virginia
Suffolk	23,000,000

I Beam Manufacturing Operations: 2
48,000,000 l. ft. annual capacity
capacity l. ft.
Florida
Ocala	24,000,000

North Carolina
Roxboro	24,000,000

Pressure Treating Facilities: 6
309,000,000 bd. ft. annual capacity
capacity bd ft.
Alabama
Athens	46,500,000

Georgia
Pearson*	40,000,000
Sterling	30,000,000

North Carolina
Henderson	90,300,000
Roanoke Rapids*	43,700,000

South Carolina
Rock Hill	58,500,000

*	Plant has been indefinitely idled.

Georgia-Pacific Corporation

Building Products Plants and Mills

Capacities are stated as of January 3, 2004

Gypsum Board Plants: 18
6,546,000,000 sq. ft. annual capacity, 1/2” basis
capacity sq. ft.
California
Antioch	340,000,000
Long Beach	330,000,000

Georgia
Brunswick	570,000,000
Savannah*	300,000,000

Indiana
Wheatfield	500,000,000

Iowa
Fort Dodge	390,000,000

Kansas
Blue Rapids**	160,000,000

Nevada
Las Vegas	270,000,000

New Hampshire
Newington	600,000,000

New Jersey
Camden	316,000,000

Texas
Acme	645,000,000
Sweetwater	320,000,000

Utah
Sigurd**	160,000,000

Washington
Tacoma	400,000,000

Wyoming
Lovell	300,000,000

Canada
Caledonia, Ontario	475,000,000
Edmonton, Alberta	250,000,000
Surrey, British Columbia	220,000,000

*	Plant indefinitely idled. Scheduled restart 1Q 2004.
**	Plant indefinitely idled.

Other Gypsum Plants: 16

Fire Door Core Plants: 2
650,000 cores annual capacity
capacity cores
Missouri
Cuba	335,000

Oregon
Canby	315,000

Gypsum Joint System Plants: 5
131,000 tons annual capacity
capacity tons
Florida
Fort Lauderdale	14,000

Georgia
Marietta	39,000

Texas
Acme (at gypsum board plant)	30,000

Virginia
Milford	28,000

Canada
Longueiul, Quebec	20,000

Gypsum Paperboard Plants: 3
251,000 tons annual capacity
capacity tons
California
San Leandro	72,000

Oklahoma
Pryor	69,000

Canada
Thorold, Ontario	110,000

Georgia-Pacific Corporation

Building Products Plants and Mills

Capacities are stated as of January 3, 2004

Gypsum Plaster Mills (at gypsum board mills): 6
568,000 tons annual capacity
capacity tons
California
Antioch	30,000
Long Beach	70,000

Georgia
Brunswick	30,000

Kansas
Blue Rapids	248,000

Nevada
Las Vegas	150,000

New Jersey
Camden	40,000

Georgia-Pacific Corporation

Building Products Plants and Mills

Capacities are stated as of January 3, 2004

Chemicals

Formaldehyde Plants: 15
2,691,000,000 lbs. annual capacity
capacity lbs.
Arkansas
Crossett (2 plants)	180,000,000

Georgia
Vienna	120,000,000

Michigan
Beaver Creek	145,000,000

Mississippi
Louisville	150,000,000
Taylorsville	290,000,000

North Carolina
Conway	159,000,000
Healing Springs	175,000,000

Ohio
Columbus (2 plants)	235,000,000

Oregon
Albany	178,000,000
White City*	288,000,000

South Carolina
Russellville	278,000,000

Texas
Lufkin	145,000,000

South Africa
Umbogintwini, Natal**	108,000,000

South America
Concordia, Argentina	77,000,000
Concepcion, Chile	151,000,000
Jundiai, Sao Paolo, Brazil	120,000,000

Thermosetting Resin Plants: 18
3,876,500,000 lbs. annual capacity
capacity lbs.
Arkansas
Crossett (2 plants)	258,000,000

California
Elk Grove	55,000,000

Georgia
Savannah (Port Wentworth)	180,000,000
Vienna	250,000,000

Michigan
Beaver Creek	251,000,000

Mississippi
Louisville	295,000,000
Taylorsville	225,000,000

North Carolina
Conway	375,000,000

Ohio
Columbus (2 plants)	110,000,000

Oregon
Albany	235,000,000
Eugene	160,000,000
White City*	235,000,000

South Carolina
Russellville	325,000,000

Texas
Lufkin	330,000,000

South Africa
Umbogintwini, Natal**	168,000,000

South America
Concordia, Argentina	143,000,000
Concepcion, Chile	287,000,000
Belem, Para, Brazil	32,800,000
Jundiai, Sao Paolo, Brazil	129,700,000

*	Plant indefinitely idled.
**	Unconsolidated Joint Venture capacity not included in totals.

Georgia-Pacific Corporation

Building Products Plants and Mills

Capacities are stated as of January 3, 2004

Tall Oil and Specialty Chemical Plants: 2
408,000,000 lbs. annual capacity
capacity lbs.
Arkansas: Crossett (2 plants)
Tall oil	34,000,000
Tall oil distillations	220,000,000
Rosin derivatives	18,000,000
Rosin size	107,000,000

Illinois: Chicago
Tall oil	29,000,000

Roofing Plant - Felt: 1
30,000 tons annual capacity
capacity tons
Oklahoma
Pryor	30,000

Georgia-Pacific Corporation

Building Products Plants and Mills

Capacities are stated as of January 3, 2004

Building Products Distribution Centers: 64

Domestic: 63			Canada:1

Alabama	Maine	Oregon	British Columbia
Birmingham	Portland	Portland	Vancouver

Arkansas	Maryland	Pennsylvania
Little Rock	Baltimore	Allentown
Pittsburgh

California	Massachusetts
Fremont	Bellingham	South Carolina
Los Angeles		Charleston
Riverside	Michigan
Sacramento	Detroit	South Dakota
San Diego	Grand Rapids	Sioux Falls

Colorado	Minnesota	Tennessee
Denver	Minneapolis	Erwin
	St. Paul	Memphis
Connecticut		Nashville
Newton	Mississippi
	Jackson	Texas
Florida		El Paso
Jacksonville	Missouri	Fort Worth
Lake City	Kansas City	Harlingen
Miami	Springfield	Houston
Pensacola	St. Louis	Lubbock
Tampa		San Antonio
New Jersey
Georgia	Denville	Vermont
Atlanta		Burlington
New Mexico
Idaho	Albuquerque	Virginia
Boise		Norfolk
	New York	Richmond
Illinois	Buffalo
Chicago	Long Island	Washington
Seattle
Indiana	North Carolina
Elkhart	Charlotte	Wisconsin
	Raleigh	Wausau
Iowa	Whiteville
Des Moines
North Dakota
Kentucky	Fargo
Florence
Ohio
Louisiana	Akron
Baton Rouge
New Orleans	Oklahoma
Shreveport	Tulsa

Georgia-Pacific Corporation

Consumer Products Plants and Mills

Capacities are stated as of January 3, 2004

	Primary Tissue	Tissue Converting
Tissue Production Facilities	25	35
North American capacity	3,057,800	3,434,400
International capacity	904,900	1,110,400
Total annual capacity	3,962,700	4,544,800

North America	Capacity: tons

Alabama
Naheola	277,000	278,000

Arkansas
Crossett	247,500	250,000

Florida
Palatka	218,700	200,000

Georgia
Rincon	430,000	434,800

Louisiana
Port Hudson	181,800	147,600

Maine
Old Town	45,000	45,300

New York
Plattsburgh*	126,800	155,300

Oklahoma
Muskogee	345,000	361,300

Oregon
Halsey	107,000	201,100
Wauna	276,000	236,500

Washington
Bellingham*	48,000	81,000
Camas*	137,000	207,600

Wisconsin
Green Bay (East)	192,000	184,500
Green Bay (West)	426,000	549,500

Mexico
Monterrey	—	22,700
Toluca	—	79,200

*	Capacity reduced for announced permanent closures.

	Primary Tissue	Tissue Converting
International	Capacity: tons

Finland
Ikaalinen	—	6,800
Nokia	103,000	88,700

France
Gien	151,000	87,800
Hondouville	88,000	117,300
Kunheim	78,500	112,200
Sotteville	—	111,000

Greece
Athens	—	25,000
Patras	21,200	—

Ireland
Dublin	—	31,000

Italy
Avigliano	—	9,200
Castelnuova	50,500	66,500

Netherlands
Cuijk	57,000	97,600

Russia
Ivanteevka	—	8,900

Spain
Allo	117,800	96,900
Canary Islands	—	6,300

United Kingdom
Bridgend	82,400	81,400
Horwich	—	70,200
Newcastle	—	12,700
Oughtibridge	41,600	68,500
Stubbins	113,900	—
Wrexham	—	12,400

Turkey
Karamursel**	102,000	62,800

**	Unconsolidated Joint Venture capacity not included in totals.

Georgia-Pacific Corporation

Consumer Products Plants and Mills

Capacities are stated as of January 3, 2004

Tableware Plants: 12
55,932,000 cases annual capacity
capacity cases
Arkansas
Fort Smith	4,543,000

California
Los Angeles	5,683,000

Kentucky
Bowling Green	2,900,000
Lexington	12,300,000

Massachusetts
Leominster	4,900,000

Michigan
Epic	4,500,000

Ohio
Sandusky	2,660,000

Pennsylvania
Lehigh Valley	6,626,000

South Carolina
Darlington	6,500,000

Canada
Bentworth, Ontario	2,500,000
Brampton, Ontario	2,120,000
Edmonton, Alberta	700,000

Other Consumer Products Facilities: 8

Nonwoven Plant: 1
2,500 tons annual capacity
capacity tons
Wisconsin
Green Bay (West)	2,500

Airlaid Plants: 4
64,500 tons annual capacity	capacity tons

Wisconsin
Green Bay (East)	15,000
Green Bay (West)	25,000

France
Gien	10,500

Italy
Avigliano	14,000

Polyethylene Film Plant: 1
21,000,000 lbs. annual capacity
capacity lbs.
North Carolina
Hamlet	21,000,000

Polyethylene Wrapping Plant: 1
7,500 tons annual capacity
capacity tons
New York
Warwick	7,500

Cotton Converting: 1
3,500 tons annual capacity
capacity tons
France
Brionne	3,500

Georgia-Pacific Corporation

Packaging Plants and Mills

Capacities are stated as of January 3, 2004

Containerboard Mills: 4
linerboard (L) and medium (M)
3,747,300 tons annual capacity
capacity tons
Georgia
Cedar Springs (L)	924,800
Cedar Springs (M)	264,500

Mississippi
Monticello (L)	1,072,800

Oregon
Toledo (L)	585,800
Toledo (M)	309,300

South Carolina
Sonoco (M)*	187,500

Virginia
Big Island (L)	272,100
Big Island (M)	318,000

*	Unconsolidated Joint Venture capacity not included in totals.

Corrugated Box Plants: 33
2,857,200 tons annual capacity
capacity tons
Alabama
Huntsville	90,000

California
Buena Park	133,500
Madera	96,300
Modesto	86,300
San Francisco	115,000

Florida
Lake Placid	75,000

Georgia
Albany	142,600
Augusta	78,000
Doraville	70,000

Illinois
Chicago	81,000
Mount Olive	97,000

Iowa
Dubuque	100,500

Louisiana
West Monroe	119,400

Massachusetts
Franklin	67,000

Michigan
Milan	84,000
Owosso	76,000

Missouri
Kansas City	73,500

North Carolina
Asheboro	100,700

Ohio
Akron	75,000
Cincinnati	84,500
Circleville	97,500
Cleveland	77,900

Pennsylvania
Bradford	81,000
Mount Wolf	74,700
Philadelphia	60,000

South Carolina
Spartanburg	93,000

Tennessee
Chattanooga	50,000
Cleveland	82,100
Memphis	70,000

Texas
Waxahachie	90,000

Virginia
Martinsville	96,000

Washington
Olympia	69,700

Wisconsin
Sheboygan	70,000

Georgia-Pacific Corporation

Packaging Plants and Mills

Capacities are stated as of January 3, 2004

Corrugated Sheetfeeder Plants: 10
692,000 tons annual capacity
capacity tons
Alabama
Tarrant City	65,000

California
Anaheim	72,000

Indiana
Indianapolis	42,000

Michigan
Albion	60,000

New Jersey
Milford	93,000

New Mexico
Santa Teresa	64,000

New York
Batavia	72,000

Ohio
West Chester	75,000

Tennessee
Lebanon	77,000

Texas
Denton	72,000

Corrugated Sheet Plant: 3
43,000 tons annual capacity
capacity tons
Iowa
Monticello	16,000

Minnesota
Albert Lea	15,000

Wisconsin
Oshkosh	12,000

Other Operations: 8
224,000 tons annual capacity
capacity tons
California: Fresno
Specialty coatings	17,000

California: Madera
Graphics: Coralure	25,000

California: Visalia
Graphics: Litho-Laminated	18,000

Georgia: Valdosta
Preprinted linerboard	30,000

Indiana: Richmond
Graphics: Litho-Laminated	55,000

Mississippi: Pelahatchie
Graphics: Litho-Laminated	25,000

Ohio: West Chester
Specialty coatings	34,000

Texas: Dallas
Graphics: Litho-Laminated	20,000

Georgia-Pacific Corporation

Bleached Pulp and Paper Plants and Mills

Capacities are stated as of January 3, 2004

Market Pulp Mills: 3
Hardwood (HW), Softwood (SW), Fluff (F)
1,668,600 tons annual capacity
capacity tons
Georgia
Brunswick (F)	850,400

Maine
Old Town (HW)	190,000

Mississippi
New Augusta (SW)*	628,200

*	As of July 2003 Leaf River has the capability to produce Fluff Pulp .

Communication Papers Mills: 4
1,080,500 tons annual capacity
capacity tons
Arkansas
Crossett	140,500

Louisiana
Port Hudson	592,000

Oregon
Wauna	113,000

Washington
Camas*	235,000

*	Capacity reduced for announced permanent closure.

Paperboard Facilities: 3
bleached board (B), kraft paper (K) linerboard (L): 909,900 tons annual capacity capacity tons
Alabama
Naheola (B)	305,000

Arkansas
Crossett (B)	219,500
Crossett (L)	83,500

Florida
Palatka (K)	262,900
Palatka (L)	39,000

Poly Coating Plant: 2
240,000 tons annual capacity
capacity tons
Arkansas
Crossett	140,000

Georgia
St. Marys	100,000